UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2024

KALA BIO, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38150	27-0604595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1167 Massachusetts Avenue

Arlington, MA 02476

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 996-5252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting of Stockholders of KALA BIO, Inc. (the “Company”) held on June 11, 2024 (the “Annual Meeting”), the Company’s stockholders voted on the proposals set forth below. A more detailed description of each proposal is set forth in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 29, 2024.

1.	The Company’s stockholders elected Marjan Farid, M.D., Andrew I. Koven and Gregory D. Perry as Class I directors, each to serve for a three-year term expiring at the 2027 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. The results of the stockholders’ vote with respect to the election of such Class I directors were as follows:

	Votes For	Votes Withheld	Broker Non- Votes
Marjan Farid, M.D.	982,896	31,108	847,128
Andrew I. Koven	866,235	147,769	847,128
Gregory D. Perry	982,184	31,820	847,128

2.	The Company’s stockholders approved the non-binding, advisory vote on the compensation paid to its named executive officers. The results of the stockholders’ non-binding, advisory vote with respect to the compensation paid to the Company’s named executive officers were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
764,305	225,459	24,240	847,128

3.	The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
1,825,140	21,748	14,244	0

4.	The Company’s stockholders approved the issuance of shares of the Company’s common stock upon conversion of the Company’s Series E Convertible Non-Redeemable Preferred Stock, Series F Convertible Non-Redeemable Preferred Stock and Series G Convertible Non-Redeemable Preferred Stock in accordance with Nasdaq Listing Rule 5635(b). The results of the stockholders’ vote with respect to such issuance of shares of common stock were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
691,010	49,921	6,460	847,128

5(a).

The Company’s stockholders did not approve an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) amending the Series E Certificate of Designations, Preferences and Rights of Series E Convertible Non-Redeemable Preferred Stock to provide discretion to the Board of Directors of the Company (the “Board of Directors”) to increase the beneficial ownership limitation. The results of the stockholders’ vote with respect to such matter were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
956,232	49,097	8,675	847,128

5(b).

The Company’s stockholders did not approve an amendment to the Restated Certificate of Incorporation amending the Series F Certificate of Designations, Preferences and Rights of Series F Convertible Non-Redeemable Preferred Stock to provide discretion to the Board of Directors to increase the beneficial ownership limitation. The results of the stockholders’ vote with respect to such matter were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
950,534	51,019	12,451	847,128

5(c).

The Company’s stockholders did not approve an amendment to the Restated Certificate of Incorporation amending the Series G Certificate of Designations, Preferences and Rights of Series G Convertible Non-Redeemable Preferred Stock to provide discretion to the Board of Directors to increase the beneficial ownership limitation. The results of the stockholders’ vote with respect to such matter were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non- Votes
951,094	50,974	11,936	847,128

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALA BIO, INC.

Date: June 12, 2024	By:	/s/ Mary Reumuth
Mary Reumuth
Chief Financial Officer and Corporate Secretary